UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 20, 2009

NexMed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Twin Rivers Drive, East Windsor, New Jersey	08520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 371-8123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 20, 2009, NexMed, Inc. (the “Company”) and BQ Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bio-Quant, Inc. (“Bio-Quant”), pursuant to which Merger Sub will merge with and into Bio-Quant (the “Merger”), with Bio-Quant continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.01 per share, of Bio-Quant (“Bio-Quant Shares”), will be canceled and will be converted automatically into the right to receive 913.96 shares of common stock, par value $0.001 per share, of the Company (“NexMed Shares”), as well as a promissory note issued by the Company (each, a “Note”) in the original principal amount of $2,771.37.   Upon closing of the Merger, Bio-Quant shareholders will receive an aggregate of 4,000,000 NexMed Shares and Notes in the aggregate original principal amount of $12,129,010.  All NexMed Shares issued to Bio-Quant shareholders will be restricted stock.

The Notes will bear interest at a rate of 10% per annum, with all principal and interest accrued thereunder becoming due and payable one year from the closing date of the Merger.  The terms of the Notes provide that the principal amounts and all interest thereunder are payable by the Company in cash or, at the Company’s option, in NexMed Shares, which shall be valued at the fixed price of $0.168 per share.  The Merger Agreement provides that if the Company repays the Notes in NexMed Shares, the total number of NexMed Shares issuable to Bio-Quant shareholders shall not exceed 19.99% of outstanding NexMed Shares at the Effective Time unless the Company receives stockholder approval to do so.  If the Company receives such stockholder approval, the total number of NexMed Shares issued to Bio-Quant shareholders in the Merger will not exceed 45% of outstanding NexMed Shares immediately prior to the Effective Time.

At the closing of the Merger, Bassam Damaj, Ph. D., the current Chief Executive Officer of Bio-Quant, will become the Chief Executive Officer of NexMed.  Vivian Liu, the current Chief Executive Officer of the Company, will become the Executive Vice President and Chairman of the Board of the Company.  In addition, the Board of Directors of the Company post-Merger will consist of four directors appointed by the Company, who will be Vivian Liu, Richard J. Berman, Leonard A. Oppenheim and a fourth director to be selected by the Company prior to closing, and three directors appointed by Bio-Quant, who will be Dr. Damaj, Henry Esber, Ph. D. and Roberto Crea, each of whom is a current director of Bio-Quant.

The Merger is expected to be completed by the end of 2009, subject to the Bio-Quant shareholders’ approval of the Merger and the satisfaction of other customary closing conditions.  Certain key shareholders of Bio-Quant have agreed to vote in favor of approval of the Merger.

The Merger Agreement requires that, as soon as practicable after the Effective Time, the Company will hold a special meeting of its stockholders to approve, among other items, an increase in the Company’s authorized shares to 270,000,000, an increase in the number of shares authorized and reserved under the Company’s 2006 Stock Incentive Plan by 15,000,000 and the Company’s ability to pay all outstanding amounts under the Notes in NexMed Shares.  The Company has agreed, subject to such stockholder approval, (i) to issue to Bio-Quant employees a total of 2,370,787 shares of restricted stock or restricted stock units, (ii) to issue to certain employees of the Company and its subsidiaries options to purchase a total of 1,985,287 NexMed Shares, with such persons and the number of NexMed Shares underlying their respective grant to be recommended by the Company’s Chief Executive Officer to the Compensation Committee, and (iii) to issue warrants to purchase a total of 2,521,681 NexMed Shares to those persons determined by the Company’s Chief Executive Officer, in each case on terms specified in the Merger Agreement.

Under the Merger Agreement, neither the Company nor Bio-Quant may solicit or engage in discussions or negotiations with a third party regarding an acquisition of the stock or assets of the Company or Bio-Quant.  However, if the Company’s Board of Directors determines in good faith that it has received an unsolicited bona fide Superior Proposal (as defined in the Merger Agreement), the Company may terminate the Merger Agreement.  In the event of such termination, the Company must pay to Bio-Quant a fee of $650,000, plus the amount of Bio-Quant’s reasonable expenses resulting from the proposed transaction.

The Merger Agreement contains customary representations, warranties, covenants and agreements made by the Company, Merger Sub and Bio-Quant as of specific dates that were made for purposes of that contract between the parties and are subject to qualifications and limitations, including by information contained in disclosure schedules that the parties exchanged upon execution of the Merger Agreement.  In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Investors are cautioned that the Company may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure of the parties to satisfy the closing conditions set forth in the Merger Agreement.

For further information, please refer to the press release of the Company, dated November 23, 2009, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

2.1
Agreement and Plan of Merger, dated November 20, 2009, by and among NexMed, Inc., Bio-Quant, Inc., BQ Acquisition Corp., Ali Samer Al-Assaad, as Shareholder Representative, and as to Sections 4.1(c) and Article VIII thereof, Bassam Damaj, Edward Cox and Henry Esber, and the exhibits thereto.

99.1	Press Release issued by NexMed, Inc., dated November 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name:	Mark Westgate
Title:	Vice President and Chief Financial Officer